        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1999.
                                  REGISTRATION NO.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                ------------------------

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ------------------------

                                    ONTRO, INC.
               (Exact name of Registrant as specified in its charter)

               CALIFORNIA                                    33-0638356
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)


                    13250 GREGG STREET, POWAY, CALIFORNIA  92064
                                   (619) 486-7200
                    (Address of Principal Executive Offices)


ONTRO, INC. 1996 STOCK OPTION PLAN      MONACO 1997 OPTION AGREEMENT
COSTON 1996 AND 1998 OPTION AGREEMENTS  THOROGOOD 1996 OPTION AGREEMENT
MASON 1996 OPTION AGREEMENT             WRIGHT 1996 OPTION AGREEMENT
HORSMAN 1996 OPTION AGREEMENT           HANSON 1996 AND 1998 OPTION AGREEMENTS
PETTERSON 1996 OPTION AGREEMENT         POTOMAC 1996 OPTION AGREEMENT
FISHER 1996 OPTION AGREEMENT            HULL 1997 OPTION AGREEMENT
FITZPATRICK 1997 OPTION AGREEMENT       JOHNSON 1997 OPTION AGREEMENT
MAURIELLO 1997 OPTION AGREEMENT         LA BARBERA 1997 OPTION AGREEMENT
CANNON 1997 OPTION AGREEMENT            MOUL 1998 OPTION AGREEMENTS
SCHWEGMAN 1997 OPTION AGREEMENT         TAYLOR 1998 OPTION AGREEMENTS
NEWHALL 1997 OPTION AGREEMENT

                                  CT CORPORATION SYSTEM
           818 WEST SEVENTH STREET, LOS ANGELES, CA 90017, (213) 627-8252
             (Name, address and telephone number of agent for service)


                                ------------------------

                                      COPIES TO:
                                FISHER THURBER, LLP
                                DAVID A. FISHER
                                TIMOTHY J. FITZPATRICK
                                4225 Executive Square, Suite 1600
                                La Jolla, CA  92037-1483
                                Tel. (619) 535-9400
                                Fax (619) 535-1616

                                ------------------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT OF
      TITLE OF SECURITIES             AMOUNT TO BE         OFFERING PRICE PER          AGGREGATE OFFERING           REGISTRATION
        TO BE REGISTERED             REGISTERED (1)            SHARE (2)                      PRICE                      FEE
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value(3)        1,548,065 shares            $ 2.75                     $ 4,257,179              $ 1,183
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ontro, Inc. 1996 Stock Option Plan or the various option agreements described above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market on May 18, 1999.

(3)  Consists of:
     545,400 shares to be issued under the Ontro, Inc. 1996 Stock Option Plan;
      70,000 shares to be issued under the Coston 1996 and 1998 Stock Option
             Agreements;
      20,000 shares to be issued under the Mason 1996 Stock Option Agreement; 20,000 shares to be issued under the Horsman 1996 Stock Option Agreement; 20,000 shares to be issued under the Petterson 1996 Stock Option
             Agreement;
      30,000 shares to be issued under the Fisher 1997 Stock Option Agreement; 10,000 shares to be issued under the Fitzpatrick 1997 Stock Option
             Agreement;
       5,000 shares to be issued under the Mauriello 1997 Stock Option
             Agreement;
       1,500 shares to be issued under the Cannon 1997 Stock Option Agreement; 1,500 shares to be issued under the Schwegman 1997 Stock Option
             Agreement;
       1,000 shares to be issued under the Newhall 1997 Stock Option Agreement; 1,000 shares to be issued under the Monaco 1997 Stock Option Agreement;
     250,930 shares to be issued under the Thorogood 1996 Stock Option
             Agreement;
      34,335 shares to be issued under the Wright 1996 Stock Option Agreement; 298,000 shares to be issued under the Hanson 1996 and 1998 Stock Option
             Agreements;
      54,400 shares to be issued under the Potomac 1996 Stock Option Agreement; 20,000 shares to be issued under the Hull 1997 Stock Option Agreement;
       5,000 shares to be issued under the Johnson 1997 Stock Option Agreement; 20,000 shares to be issued under the La Barbera 1997 Stock Option
             Agreement;
      70,000 shares to be issued under the Moul 1998 Stock Option Agreements;
             and
      70,000 shares to be issued under the Taylor 1998 Stock Option Agreements.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     (a)  The Registrant's Registration Statement on Form SB-2 dated May 11,
          1998.

     (b) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the issuance of the securities offered hereby have been passed upon for the Company by Fisher Thurber LLP, La Jolla, California 92037. Partners, associates and employees of Fisher Thurber own options to purchase an aggregate of 50,000 shares of Common Stock exercisable at $2.50 per share, all of which were acquired for services rendered.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, Bylaws, Indemnification Agreements, or other arrangements under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

     The Company has adopted provisions in its Articles that eliminate to the fullest extent permissible under California law the liability of its directors to the Company for monetary damages. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Articles and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted under California law, and the forms of indemnification include indemnification in circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from intentional or knowing and culpable violations of law)
and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained an insurance policy covering officers and directors for claims made that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number    Exhibits
_______   _______
4.1       Ontro 1996 Stock Option Plan.(1)

4.2       Form of Incentive Stock Option Agreement under Ontro 1996 Stock Option
          Plan.(2)

4.3       Form of Nonqualified Stock Option Agreement under Ontro 1996 Stock
          Option Plan.(3)

4.4       Form of Stock Option Agreement between the registrant and Robert F.
          Coston, James W. Mason, Robert B. Horsman, Tor Petterson, David A.
          Fisher, Timothy J. Fitzpatrick, Nancy L. Mauriello, Merrill R. Cannon,
          Angela M. Schwegman, Rachel A. Newhall, Nancy L. Monaco, D. Scott
          Thorogood, Clifford Wright, C. Rowland Hanson, L. Lawrence Potomac,
          Fred Hull, Suzanne Johnson and Sal La Barbera.(4)

4.5       Form of Stock Option Agreement between the registrant and Robert F.
          Coston, Douglas W. Moul, Carroll E. Taylor and C. Rowland Hanson.(4)

5         Opinion and Consent of Fisher Thurber LLP.(4)

23.1      Consent of KPMG LLP dated May 17, 1999.(4)

23.2      Consent of Fisher Thurber LLP (contained in Exhibit 5).

24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

____________________

(1) Incorporated by reference to Exhibit 10.17 to Registrant's Form SB-2 which became effective on May 11, 1998.
(2) Incorporated by reference to Exhibit 10.18 to Registrant's Form SB-2 which became effective on May 11, 1998.
(3) Incorporated by reference to Exhibit 10.19 to Registrant's Form SB-2 which became effective on May 11, 1998.
(4)  Filed herewith.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated herein by reference;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option Plan.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on this 19th day of May, 1999.

Ontro, Inc.


By: /s/ James A. Scudder
    ------------------------------------------------------------------
     James A. Scudder, President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Scudder, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES



       /s/ James A. Scudder                   /s/ James L. Berntsen
-------------------------------------    -------------------------------------
James A. Scudder                         James L. Berntsen
President, Chief Executive Officer       Executive Vice President and
and Director                             Director
May 19, 1999                             May 19, 1999



      /s/ Robert F. Coston                    /s/ Douglas W. Moul
-------------------------------------    -------------------------------------
Robert F. Coston                         Douglas W. Moul
Director                                 Director
May 19, 1999                             May 19, 1999


     /s/ Carroll E. Taylor
-------------------------------------
Carroll E. Taylor
Director
May 19, 1999

                           INDEX TO EXHIBITS TO FORM S-8

EXHIBIT
NUMBER         DESCRIPTION
---------------------------
4.1            Ontro 1996 Stock Option Plan.(1)

4.2            Form of Incentive Stock Option Agreement under Ontro 1996 Stock
               Option Plan.(2)

4.3            Form of Nonqualified Stock Option Agreement under Ontro 1996
               Stock Option Plan.(3)

4.4            Form of Stock Option Agreement between the registrant and Robert
               F. Coston, James W. Mason, Robert B. Horsman, Tor Petterson,
               David A. Fisher, Timothy J. Fitzpatrick, Nancy L. Mauriello,
               Merrill R. Cannon, Angela M. Schwegman, Rachel A. Newhall, Nancy
               L. Monaco, D. Scott Thorogood, Clifford Wright, C. Rowland
               Hanson, L. Lawrence Potomac, Fred Hull, Suzanne Johnson and Sal
               La Barbera.(4)

4.5            Form of Stock Option Agreement between the registrant and Robert
               F. Coston, Douglas W. Moul, Carroll E. Taylor and C. Rowland
               Hanson.(4)

5              Opinion and Consent of Fisher Thurber LLP.(4)

23.1           Consent of KPMG LLP dated May 17, 1999.(4)

23.2           Consent of Fisher Thurber LLP (contained in Exhibit 5).

24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

____________________

(1) Incorporated by reference to Exhibit 10.17 to Registrant's Form SB-2 which became effective on May 11, 1998.
(2) Incorporated by reference to Exhibit 10.18 to Registrant's Form SB-2 which became effective on May 11, 1998.
(3) Incorporated by reference to Exhibit 10.19 to Registrant's Form SB-2 which became effective on May 11, 1998.
(4)  Filed herewith.